Earnings Results 2nd Quarter 2023 JULY 19, 2023 Exhibit 99.1

Disclaimer This presentation may contain forward-looking statements regarding M&T Bank Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the Securities and Exchange Commission (“SEC”). Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T’s business, and management’s beliefs and assumptions. Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“future factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Examples of future factors include: the impact of M&T’s acquisition of People's United Financial Inc. (“People’s United”) (as described in the next paragraph); events and developments in the financial services industry, including legislation, regulations and other government actions as well as business conditions affecting the industry and/or M&T and its subsidiaries individually or collectively; economic conditions including inflation and market volatility; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; regulatory supervision and oversight, including monetary policy and capital requirements; domestic or international political developments and other geopolitical events, including international conflicts; governmental and public policy changes, including tax policy; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product, and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements. In addition, future factors related to the acquisition of People's United include, among others: the possibility that the anticipated benefits of the transaction will not be realized when expected or at all; potential adverse reactions or changes to business, customer or employee relationships; M&T’s success in executing its business plans and strategies and managing the risks involved in the foregoing; the results and costs of integration efforts; the business, economic and political conditions in the markets in which M&T operates; the outcome of any legal proceedings that may be instituted against M&T or its subsidiaries; and other factors related to the acquisition that may affect future results of M&T. These are representative of the future factors that could affect the outcome of the forward-looking statements. In addition, as noted, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors. M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year-ended December 31, 2022, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements. Annualized, pro forma, projected, and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. This presentation also contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the Appendix for reconciliation of GAAP with corresponding non-GAAP measures, as indicated in the presentation.

Purpose To make a difference in people’s lives. Mission We are a bank for communities – committed to improving the lives of our customers and all the communities we touch. Operating Principles Local Scale Credit Discipline Operating & Capital Efficiency

Driven by our talent 18-year average tenure for executive management Talent development programs span 4 decades Only 3 CEOs, 5 CFOs, and 2 CCOs in 39 years More than 40% of our Board of Directors team is diverse Several employee development programs and initiatives for attracting and promoting diverse employees Digitally forward, locally focused Enhanced team with new skill sets including design engineers and anthropologists to solve problems & deliver solutions Partnerships with Fintechs to innovate and create customer solutions Seasoned, Skilled & Stable Increasingly Diverse New Capabilities Delivering for our customers

Delivering impact to our communities and customers

When our customers and communities succeed, we all succeed

Customer Focused



24/7

- Long lasting relationships
- Designated **119 multicultural banking branches** since 2020, furthering our mission to be a culturally fluent bank for all communities

Community Engagement



- **$2.26 billion** in financing to projects that contain affordable housing
- ~**159,000 hours dedicated** by M&T staff to volunteering in our communities
- ~ **$47 million in The M&T Charitable Foundation grants** committed to supporting our communities
- **2,657 home purchase loans** to low-and moderate-income residents

Business Support



INVOICE
PAY

- Won **166 Greenwich Excellence awards** in Small Business from 2011 to 2022
- **Ranked #6** SBA Lender in the country in FY2022
- Expanded the Multicultural Small Business Innovation Lab in 2022 to **provide multicultural business owners with guidance and skills** to scale and operate their businesses

Top Rankings



24/7

- **Highest possible CRA rating** from Federal Reserve since 1982
- **#1 or #2 SBA lender** in 10 out of 16 markets in FY2022
- **3 Greenwich Excellence Awards & 1 Best Brand Award** in Small Business Banking in 2022
- **Ranked #11 in Excellence Awards** for Small Business Banking in 2022

Note: All data points and SBA rankings are for 2022.

M&T Bank Corporation | 5

Our ESG commitment $231.6 million invested in the renewable energy sector 13% reduced electricity consumption since 2019(1) 46% reduced Scope 1 emissions since 2019(1) 14% reduced Scope 2 emissions since 2019(1) A bank for communities and making a difference SOCIAL GOVERNANCE ENVIRONMENT 1,440 Small Business Administration loans originated in 2022, totaling $203.8 million 2,657 home purchase loans to low-and moderate-income residents 9.5 years of average employee tenure Designated as one of the 2022 Best Places to Work for LGBTQ+ Equality by the Human Rights Campaign Foundation and one of the 2022 Best Places to Work for Disability Inclusion in the 2021 Disability Equality Index 94% of Board members were independent 24% of directors were women 18% of directors were people of color 59% of directors had tenure of five years or less We are committed to complying with the highest standards of business ethics and integrity ESG accomplishments and highlights Note: Data are as of December 31, 2022. (1)Numbers above reflect legacy M&T and do not include People’s United Bank (PUB).

Financial Results 7

Revenues, excluding gain from the Collective Investment Trust or “CIT” sale grew +20% YoY to $2.4 billion, translating to +10% YoY positive operating leverage Diluted EPS, adjusted for gain on the CIT sale, grew +$0.10 QoQ PPNR, excluding the CIT gain, grew +35% YoY to $1.1 billion Note: (1) See Appendix 1 for reconciliation of GAAP with these non-GAAP measures. GAAP       ($ in millions, except per share) 2Q23 2Q22 1Q23 Revenues $2,602 $1,983 $2,405 Noninterest Expense $1,293 $1,403 $1,359 Provision for Credit Losses $150 $302 $120 Net Income $867 $218 $702 Diluted EPS $5.05 $1.08 $4.01 GAAP - Adjusted (Non-GAAP)(1)       ($ in millions, except per share) 2Q23 2Q22 1Q23 Revenues $2,378 $1,983 $2,405 Noninterest Expense $1,293 $1,180 $1,359 Provision for Credit Losses $150 $60 $120 Net Income $710 $563 $702 Diluted EPS $4.11 $3.02 $4.01 PPNR $1,084 $803 $1,047 Earnings Highlights

Earnings Highlights Diluted net operating EPS increased +65% YoY to $5.12 ROTCE expanded to 22.73% compared with 14.41% in 2Q22 Tangible book value per share(3) grew +3% QoQ Note: (1) See Appendix 2 for reconciliation of GAAP with these non-GAAP measures. (2) Efficiency ratio is 53.4% after excluding gain from sale of CIT. (3) As of respective period end. Net Operating Results (Non-GAAP)(1)       ($ in millions, except per share) 2Q23 2Q22 1Q23 Net Operating Income $879 $578 $715 Diluted Net Operating EPS $5.12 $3.10 $4.09 Efficiency Ratio 48.9% 58.3% 55.5% Net Operating ROTA 1.80% 1.16% 1.49% Net Operating ROTCE 22.73% 14.41% 19.00% Tangible Book Value per Share(3) $91.58 $85.78 $88.81 (2)

Change 2Q23 vs $ in Millions, except per share 2Q23 2Q22 1Q23   2Q22 1Q23 Revenue $2,602 $1,983 $2,405 31% 8% Noninterest Expense $1,293 $1,403 $1,359   (8%) (5%) PPNR(1) $1,084 $803 $1,047 35% 4% Provision for Credit Losses $150 $302 $120   (50%) 25% Income Tax $293 $60 $225 387% 30% Net Income $867 $218 $702   299% 24% Net Interest Margin 3.91% 3.01% 4.04%   90 bps (13) bps Diluted EPS $5.05 $1.08 $4.01   368% 26% Diluted EPS - Adjusted(1) $4.11 $3.02 $4.01 36% 2% Diluted Net Operating EPS(1) $5.12 $3.10 $4.09   65% 25% Return on Assets 1.70% 0.42% 1.40% 128 bps 30 bps Return on Assets - Adjusted(1) 1.39% 1.08% 1.40%   31 bps (1) bps Return on Common Equity 14.27% 3.21% 11.74% 1,106 bps 253 bps Return on Common Equity - Adjusted(1) 11.60% 8.97% 11.74%   263 bps (14) bps Weighted-Average Shares Outstanding - Diluted (000s) 166,320 178,277 168,410   (7%) (1%) Income Statement – Overview Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures.

Net Interest Income & Net Interest Margin QoQ Drivers Taxable-equivalent net interest income decreased -$19 million QoQ Driven by higher volumes of non-core funding and an unfavorable mix change, caused by disintermediation These negative variances were partially offset by higher interest rates and one additional day Net interest margin decline of -13 bps QoQ to 3.91% Driven primarily by -18 bps impact from a higher level of borrowing and interest-bearing deposits Higher yields on earning assets, net of higher rates on deposit funding, benefitted the margin by +4 basis points All other factors had a negligible impact on the margin

Balance Sheet – Overview

Average Balances, $ in Billions, except per share	2Q23	2Q22	1Q23	Change 2Q23 vs 2Q22	Change 2Q23 vs 1Q23
Interest-bearing Deposits at Banks	$23.6	$39.4	$24.3	(40%)	(3%)
Investment Securities	$28.6	$22.4	$27.6	28%	4%
C&I	$44.5	$37.8	$42.4	18%	5%
CRE	$44.9	$47.2	$45.3	(5%)	(1%)
Residential Mortgage	$23.8	$22.8	$23.8	4%	0%
Consumer	$20.3	$19.8	$20.5	3%	(1%)
Total Loans	$133.5	$127.6	$132.0	5%	1%
Earning Assets	$185.9	$189.8	$184.1	(2%)	1%
Deposits	$159.4	$174.7	$161.5	(9%)	(1%)
Borrowings	$15.1	$4.4	$11.5	242%	31%
Common Shareholder's Equity	$23.7	$24.1	$23.4	(2%)	1%
As of Quarter End					
Book Value per Common Share	$143.41	$135.16	$140.88	6%	2%
Tangible Book Value per Common Share	$91.58	$85.78	$88.81	7%	3%
Tangible Common Equity / Tangible Assets[1]	7.63%	7.73%	7.58%	(10) bps	5 bps
Common Equity Tier 1 (CET1) Capital Ratio	10.58%[2]	10.94%	10.16%	(36) bps	42 bps

- Capital levels remain strong with CET1 ratio of **10.58%**[2]
  - Stress Capital Buffer or “SCB” will improve to 4.0% from 4.7% (effective October 1, 2023)

Note: (1) See Appendix 2 for reconciliation of GAAP with these non-GAAP measures. (2) CET1 ratio is preliminary at June 30, 2023.

M&T Bank Corporation | 12

Balance Sheet – Average Loans QoQ Drivers Average loans +$1.5 billion or +1% QoQ: C&I loans increased +5% (+$2.1 billion) QoQ, driven by growth in our dealer and specialty businesses CRE loans declined -1% (-$383 million) QoQ, driven largely by lower construction loans Residential mortgage loans were essentially flat QoQ Consumer loans decreased -1% (-$199 million) QoQ, driven by declines in indirect auto, HELOC’s and second mortgages, partially offset by growth in recreational finance loans.

$55.7B TOTAL Balance Sheet – Securities and Cash Average Investment Securities and Yield Securities and Cash – at 6/30/23   Duration Pre-tax Unrealized Loss AFS ~1.7 years $441 million HTM ~5.5 years $1,200 million Total Debt Securities ~3.9 years $1,641 million $56.9B TOTAL

Balance Sheet – Average Deposits QoQ Drivers End of period deposits grew $3.0 billion or 2% QoQ Average deposits declined -1% QoQ: Deposit mix is shifting to higher cost deposits as competition for deposits has increased A decline in demand deposits of -$5.7 billion QoQ, and -$843 million decrease in savings and interest checking and a +$4.4 billion increase in time deposits The decline in average demand deposits resulted predominantly from: $1.1 billion decline in corporate Trust balances $1.8 billion swept to on balance sheet sweep accounts $2.4 billion swept to off-balance sheet sweep accounts

Income Statement – Noninterest Income



Gain on MTIA Sale(1)
Gain on CIT Sale(2)
$571
$563
$682
$587
$803
$136
$225
$571
$563
$546
$587
$578
IN MILLIONS
2Q22
3Q22
4Q22
1Q23
2Q23
Ex Notable Items
Notable Items
Noninterest Income

$ in Millions	2Q23	2Q22	1Q23	Change 2Q23 vs 2Q22	Change 2Q23 vs 1Q23
Mortgage Banking	$107	$83	$85	*29%*	*26%*
Service Charges	$119	$124	$113	*(4%)*	*5%*
Trust Income	$172	$190	$194	*(9%)*	*(11%)*
Brokerage	$25	$24	$24	*4%*	*5%*
Trading Account	$17	$2	$12	*NM*	*44%*
Securities G/L	$1	-	-	*NM*	*NM*
Other Revenues	$362	$148	$159	*145%*	*127%*
Noninterest Income	**$803**	**$571**	**$587**	***41%***	***37%***

QoQ Drivers

Noninterest income increased **+$216 million** or **+37% QoQ**:

- Other revenues increased **+$203 million QoQ**:
  - Including the CIT gain on sale of **$225 million** in 2Q23, while 1Q23 included a Bayview distribution of **$20 million**

- Mortgage banking increased **+$22 million or +26% QoQ**:
  - Residential mortgage revenues increased **$22 million;** reflects full quarter impact from bulk MSR purchase at end of 1Q23
- Trust Income decreased **-$21 million** or **-11% QoQ:**
  - Reflects sale of CIT business in April, partially offset by seasonal tax preparation fees

Note: (1) 4Q22 noninterest income included a $136 million gain on sale of M&T Insurance Agency. (2) 2Q23 noninterest income included a $225 million gain on sale from the sale of Collective Investment Trust business

M&T Bank Corporation 16

Income Statement – Noninterest Expenses



Charitable Contribution(1)
$1,403
$1,279
$1,408
$1,359
$1,293
$241
$71
$63
$1,162
$1,208
$1,346
$1,342
$1,278
58.3%
53.6%
53.3%
55.5%
48.9%
Adjusted Efficiency 50.7%(2)
Adjusted Efficiency 53.4%(3)
$ IN MILLIONS
2Q22
3Q22
4Q22
1Q23
2Q23
Operating Noninterest Expense (1)
Intangible Amort & Merger-Related
Total Noninterest Expense
Efficiency Ratio

$ in Millions	2Q23	2Q22	1Q23	Change 2Q23 vs 2Q22	Change 2Q23 vs 1Q23
Salaries & Benefits[4]	$738	$691	$808	7%	(9%)
Equip & Occupancy	$129	$124	$127	4%	1%
Outside Data Proc & SW	$106	$93	$106	14%	1%
FDIC Assessments	$28	$23	$30	24%	(6%)
Advert. & Marketing	$28	$19	$31	46%	(9%)
Print, Postage, Supplies	$14	$13	$14	8%	0%
Other Expense	$235	$199	$226	18%	4%
Operating Expense[1]	$1,278	$1,162	$1,342	10%	(5%)
Merger-Related	-	$223	-	NM	NM
Intangible Amortization	$15	$18	$17	(19%)	(13%)
Total Noninterest Expense	**$1,293**	**$1,403**	**$1,359**	***(8%)***	***(5%)***

QoQ Drivers

Operating expenses (excluding merger-related and amortization of core deposits and other intangible assets) decreased **-$64 million** or **-5%** QoQ

- Salaries & Benefits: decreased **-$70 million** or **-9%**
  - Seasonal compensation costs of **$99** million in 1Q23
  - Higher average headcount and full quarter impact of annual merit increases
- Other expense: increased **+$8 million** or **+4%** QoQ, reflecting;
  - Higher expenses related to the bulk MSR purchase at the end of 1Q23
  - Lower CIT-related expenses due to the sale in April

Note: (1) See Appendix 1 and 2 for reconciliation of GAAP with these non-GAAP measures. Noninterest operating expense excludes merger-related expenses and amortization of core deposit and other intangible assets. (2) 4Q22 adjusted efficiency ratio excludes $135 million in charitable contributions from numerator and $136 million gain on sale of M&T Insurance Agency from denominator. (3) 2Q23 adjusted efficiency ratio excludes $225 million gain on sale of CIT from the denominator. (4) Non-merger-related severance charges for 2Q23, 2Q22 and 1Q23 were $8 million, $1 million and $2 million, respectively.

M&T Bank Corporation 17

Credit Note: (1) 2Q22 provision expense includes $242 million of initial provision related to People's United acquired loans deemed not to be purchased credit deteriorated. Nonaccrual Loans Net Charge-offs Provision for Credit Losses Allowance for Credit Losses Net charge-off ratio YTD of 0.30% vs. long-term average of 0.33% Merger Non-PCD Provision(1)

Capital CET1 capital ratio increased +42 bps to 10.58%(1) at 2Q23 Tangible book value per share increased +3% to $91.58 Tangible common equity to tangible assets was 7.6% at the end of 2Q23 Note: (1) CET1 % is preliminary at June 30, 2023. (2) See Appendix 2 for reconciliation of GAAP with this non-GAAP measures. CET1 TBVPS(2) QoQ Drivers Accumulated other comprehensive income ($5.21) per share and would have impacted the CET1 capital ratio by ~(57) bps at the end of 2Q23. Stress Capital Buffer or “SCB” will improve to 4.0% from 4.7% (effective October 1, 2023) (1)

Balance Sheet Trends and 2023 Outlook 2023 Outlook Comments Income Statement Net Interest Income Taxable-equivalent   $7.0 Billion to $7.2 Billion NII trending toward low end of the range Cumulative interest-bearing deposit betas in the mid 40% range Fee Income (excludes CIT gain) $2.25 Billion to $2.30 Billion Reflects reduction in trust revenue from the CIT sale in April Reflects increase in residential mortgage banking revenues from bulk MSR purchase in March Excludes $225 million gain from CIT sale Operating Expense (excludes intangible amortization)   $5.0 Billion to $5.1 Billion Expense trending toward high end of the range Reflects reduction in sub-advisory expenses from CIT sale in April Reflects increased expenses from bulk MSR purchase in March Elevated fraud and compensation expense Does not include $60-$65 million in intangible amortization expense Net Charge-Offs Near LT Avg 33 bps Near long-term average, timing of NCOs may be lumpy Average Balances Loans   $133 Billion +/- Loans up in 3Q23, down slightly in 4Q23 Deposits   $161 Billion +/- Mix-shift into higher yielding deposits continues Deposits up slightly in 2H23

Why invest in M&T?

Purpose-Driven Successful and Sustainable Business Model that Produces Strong Shareholder Returns

Purpose Driven Organization

- Long term focused with deeply embedded culture
- Business operated to represent the best interests of all key stakeholders
- Energized colleagues consistently serving our customers and communities
- A safe haven for our clients as proven during turbulent times and crisis

Successful and Sustainable Business Model

- Experienced and seasoned management team
- Strong risk controls with long track record of credit outperformance through cycles
- Prudent growth >2x peers
- Leading position in core markets

Strong Shareholder Returns

- 15-20% ROATCE
- ~10% annual TSR
- Robust dividend growth
- 7% TBV per share growth

Source: FactSet, S&P Global, Company Filings.
Note: Market data as of 7/14/23. Financial data as of 1Q'23. (1): ROATCE Median from 2012 2022. Adjusted for amortization of core deposit and other intangible assets and merger related expenses. (2): Annual TSR represents CAGR of the average trailing 3-year total shareholder returns (consisting of price returns and dividends assuming reinvestment of dividends received) over the last 10 years. (3): Dividend growth represents CAGR of common dividends per share from 2012-2022. (4): TBV per share growth represents CAGR from 2012-2022.

M&T Bank Corporation | 21

Appendix 22

Appendix 1

GAAP to GAAP – Adjusted (Non-GAAP) Reconciliation

In thousands, except per share	2Q22	3Q22	4Q22	1Q23	2Q23
Revenues					
Net interest income - GAAP	$1,411,717	$1,678,691	$1,827,374	$1,818,264	$1,799,129
Total other income - GAAP	571,100	563,079	681,537	587,133	803,171
Subtotal	1,982,817	2,241,770	2,508,911	2,405,397	2,602,300
Gain on CIT	-	-	-	-	(224,638)
Gain on MTIA	-	-	(136,331)	-	-
Revenues - GAAP Adjusted	$1,982,817	$2,241,770	$2,372,580	$2,405,397	$2,377,662
Noninterest expense					
Noninterest expense - GAAP	$1,403,154	$1,279,253	$1,408,288	$1,359,230	$1,292,559
Charitable contribution	-	-	(135,000)	-	-
Merger-related expense	(222,809)	(53,027)	(45,113)	-	-
Noninterest expense - GAAP Adjusted	$1,180,345	$1,226,226	$1,228,175	$1,359,230	$1,292,559
PPNR					
Revenues - GAAP Adjusted	$1,982,817	$2,241,770	$2,372,580	$2,405,397	$2,377,662
(Gain)/loss on bank investment securities	62	1,108	3,773	416	(1,004)
Noninterest expense - GAAP Adjusted	(1,180,345)	(1,226,226)	(1,228,175)	(1,359,230)	(1,292,559)
Pre-provision net revenue	$802,534	$1,016,652	$1,148,178	$1,046,583	$1,084,099
Provision for credit losses					
Provision for credit losses - GAAP	$302,000	$115,000	$90,000	$120,000	$150,000
Merger-related expense (non-PCD provision)	(242,000)	-	-	-	-
Provision for credit losses- GAAP Adjusted	$60,000	$115,000	$90,000	$120,000	$150,000

M&T is providing supplemental reporting of its results on a "GAAP – Adjusted" basis, from which M&T excludes the after-tax effect of certain notable items of significance. Although "GAAP – Adjusted" income as presented by M&T is not a GAAP measure, M&T management believes that this information helps investors understand the effect of such notable items in reported results.

M&T Bank Corporation | 23

Appendix 1 Note: (1) After any tax-related effect. GAAP to GAAP – Adjusted (Non-GAAP) Reconciliation In thousands, except per share 2Q22 3Q22 4Q22 1Q23 2Q23 Net income Net income - GAAP $217,522 $646,596 $765,371 $701,624 $867,034 Gain on CIT(1) - - - - (157,264) Gain on MTIA(1) - - (97,533) - - Charitable contribution(1) - - 100,035 - - Merger-related expense(1) 345,962 39,293 33,429 - - Net income - GAAP Adjusted $563,484 $685,889 $801,302 $701,624 $709,770 Diluted EPS Diluted EPS - GAAP $1.08 $3.53 $4.29 $4.01 $5.05 Gain on CIT(1) - - - - (0.94) Gain on MTIA(1) - - (0.57) - - Charitable contribution(1) - - 0.58 - - Merger-related expense(1) 1.94 0.22 0.20 - - Diluted EPS - GAAP Adjusted $3.02 $3.75 $4.50 $4.01 $4.11

Appendix 2 Note: (1) After any tax-related effect. GAAP to Net Operating (Non-GAAP) Reconciliation In thousands, except per share 2Q22 3Q22 4Q22 1Q23 2Q23 Net income Net income $217,522 $646,596 $765,371 $701,624 $867,034 Amortization of core deposit and other intangible assets(1) 14,138 14,141 13,559 13,311 11,627 Merger-related expenses(1) 345,962 39,293 33,429 - - Net operating income $577,622 $700,030 $812,359 $714,935 $878,661 Earnings per common share Diluted earnings per common share $1.08 $3.53 $4.29 $4.01 $5.05 Amortization of core deposit and other intangible assets(1) 0.08 0.08 0.08 0.08 0.07 Merger-related expenses(1) 1.94 0.22 0.20 - - Diluted net operating earnings per common share $3.10 $3.83 $4.57 $4.09 $5.12 M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit and other intangible asset balances, net of applicable deferred tax amounts) and gains (when realized) and expenses (when incurred) associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation In thousands 2Q22 3Q22 4Q22 1Q23 2Q23 Other expense Other expense $1,403,154 $1,279,253 $1,408,288 $1,359,230 $1,292,559 Amortization of core deposit and other intangible assets (18,384) (18,384) (17,600) (17,208) (14,945) Merger-related expenses (222,809) (53,027) (45,113) - - Noninterest operating expense $1,161,961 $1,207,842 $1,345,575 $1,342,022 $1,277,614 Merger-related expenses Salaries and employee benefits $85,299 $13,094 $3,670 - - Equipment and net occupancy 502 2,106 2,294 - - Outside data processing and software 716 2,277 2,193 - - Advertising and marketing 1,199 2,177 5,258 - - Printing, postage and supplies 2,460 651 2,953 - - Other costs of operations 132,633 32,722 28,745 - - Other expense 222,809 53,027 45,113 - - Provision for credit losses 242,000 - - - - Total $464,809 $53,027 $45,113 - -

Appendix 2 GAAP to Net Operating (Non-GAAP) Reconciliation In thousands 2Q22 3Q22 4Q22 1Q23 2Q23 Efficiency ratio Noninterest operating expense (numerator) $1,161,961 $1,207,842 $1,345,575 $1,342,022 $1,277,614 Taxable-equivalent net interest income 1,422,443 1,690,518 1,840,759 1,831,726 1,813,015 Other income 571,100 563,079 681,537 587,133 803,171 Less: Gain (loss) on bank investment securities (62) (1,108) (3,773) (416) 1,004 Denominator $1,993,605 $2,254,705 $2,526,069 $2,419,275 $2,615,182 Efficiency ratio 58.3% 53.6% 53.3% 55.5% 48.9%

Appendix 2 In millions 2Q22 3Q22 4Q22 1Q23 2Q23 Average assets Average assets $208,865 $201,131 $198,592 $202,599 $204,376 Goodwill (8,501) (8,501) (8,494) (8,490) (8,473) Core deposit and other intangible assets (254) (236) (218) (201) (185) Deferred taxes 60 56 54 49 46 Average tangible assets $200,170 $192,450 $189,934 $193,957 $195,764 Average common equity Average total equity $26,090 $25,665 $25,346 $25,377 $25,685 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,011) Average common equity 24,079 23,654 23,335 23,366 23,674 Goodwill (8,501) (8,501) (8,494) (8,490) (8,473) Core deposit and other intangible assets (254) (236) (218) (201) (185) Deferred taxes 60 56 54 49 46 Average tangible common equity $15,384 $14,973 $14,677 $14,724 $15,062 GAAP to Tangible (Non-GAAP) Reconciliation

Appendix 2 In millions 6/30/2022 9/30/2022 12/31/2022 3/31/2023 6/30/2023 Total assets Total assets $204,033 $197,955 $200,730 $202,956 $207,672 Goodwill (8,501) (8,501) (8,490) (8,490) (8,465) Core deposit and other intangible assets (245) (227) (209) (192) (177) Deferred taxes 57 54 51 47 44 Total tangible assets $195,344 $189,281 $192,082 $194,321 $199,074 Total common equity Total equity $25,795 $25,256 $25,318 $25,377 $25,801 Preferred stock (2,011) (2,011) (2,011) (2,011) (2,011) Common equity 23,784 23,245 23,307 23,366 23,790 Goodwill (8,501) (8,501) (8,490) (8,490) (8,465) Core deposit and other intangible assets (245) (227) (209) (192) (177) Deferred taxes 57 54 51 47 44 Total tangible common equity $15,095 $14,571 $14,659 $14,731 $15,192 GAAP to Tangible (Non-GAAP) Reconciliation